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EXHIBIT 4.33

                 INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.

                             SUBSCRIPTION AGREEMENT

                (COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS)

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         The undersigned subscriber ("Subscriber"), intending to be legally bound, hereby subscribes for and agrees to purchase the number of shares of common stock, no par value per share (the "Common Stock"), of Integrated Business Systems and Services, Inc., a South Carolina corporation (the "Company") as are designated as the "Subscribed Shares" on the signature page hereof (the "Subscribed Shares"). As payment for Subscriber's subscription for the Subscribed Shares, Subscriber tenders herewith to the Company in cash or a check made payable in United States dollars to the order of the Company in the amount of the subscription price per share set forth on the signature page hereof multiplied by the total number of Subscribed Shares subscribed as set forth on the signature page hereof (the "Subscription Amount").

         Concurrently with the closing of the sale of the Subscribed Shares contemplated by this Subscription Agreement, the Company shall grant to Subscriber a Common Stock purchase warrant (the "Warrant") to purchase from the Company two and one half shares of Common Stock for each whole dollar of the Subscription Amount paid hereunder for the Subscribed Shares. The Warrant shall be exercisable for the two-year period commencing on the date of payment of the Subscription Amount and at such price per share of Common Stock and under such terms and conditions as are set forth in and governed by the provisions of the Stock Purchase Warrant attached as Exhibit A.

         In consideration of the matters set forth in the Subscription Agreement, the parties hereby agree as follows:

         1. SUBSCRIBER'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Subscriber hereby represents and warrants to the Company, and hereby covenants and agrees with the Company, as follows:

                  (a) VOLUNTARY AND INFORMED SUBSCRIPTION. Subscriber has carefully read this Agreement and, to the extent Subscriber believes necessary, has discussed with Subscriber's counsel and other professional advisor(s) the representations, warranties, covenants and agreements which Subscriber makes by signing this Agreement, and any applicable limitations

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upon Subscriber's transfer of the Subscribed Shares and the shares of Common stock issuable upon exercise of the Warrant (collectively, the "Shares"). Subscriber acknowledges that Subscriber has not relied upon the legal counsel or accountants for the Company or any selling agent engaged by the Company regarding the transactions contemplated by this Agreement, and Subscriber has been advised to engage separate legal counsel and accountants to represent Subscriber's individual interest and advise Subscriber regarding the structure of, and risks associated with, such transactions.

                  (b) AVAILABLE INFORMATION ON THE COMPANY. Subscriber understands that as a publicly traded company whose common stock is traded in the United States on the Over-the-Counter Bulletin Board ("OTCBB") administered by the National Association of Securities Dealers, Inc. under the trading symbol "IBSSOB", the Company files with the Securities and Exchange Commission (the "SEC"), and the British Columbia Securities Commission (the "BCSC") various reports, including quarterly and annual financial statements, annual reports to shareholders, and proxy statements, and that all of each reports, statements and information are available to the public, including Subscriber, from the SEC and directly from the Company. Subscriber may read and copy any reports, statements or other information that the Company files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. (Subscriber may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.) The Company's SEC filings are also available to the public from commercial documents retrieval services and at the internet web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information may also be available for inspection at the offices of the BCSC.

                  (c) DELIVERY, RECEIPT AND REVIEW OF DOCUMENTS. Subscriber acknowledges that the Company has delivered to Subscriber, or otherwise made available for review by Subscriber, within a reasonable time prior to the execution of this Subscription Agreement a copy of the following: (i) the Company's proxy statement dated April 30, 2003 prepared in connection with the Company's 2003 annual meeting of shareholders; (ii) the Company's 2002 Annual Report to Shareholders, including the Company's Form 10-QSB for the fiscal year ended December 31, 2002 which includes a description of the Company's operations and the risk factors associated with an investment in the Company; (iii) the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 2003 which includes a description of the risk factors associated with an investment in the Company; and (iv) such of the books and records of the Company and such other documents as Subscriber (and Subscriber's attorney, accountant and/or other advisors) deemed pertinent in order for Subscriber to make an informed investment decision (the documents identified in clauses (i) and (iv) herein are collectively referred to herein as the "Documents"). Prior to the execution of this Agreement, Subscriber has carefully reviewed the Documents to the extent Subscriber (and Subscriber's attorney, accountant and/or other advisors) deemed pertinent in order for Subscriber to make an informed investment decision.

                  (d) RELIANCE ON DOCUMENTS. Subscriber further acknowledges that Subscriber is entering into this Agreement solely on the basis of information contained in the Documents and not on the basis of any information, representation or agreements made by any other person, and that no represents or warranties of any nature have been made to Subscriber

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with respect to the ultimate economic consequences or tax consequences of
Subscriber's investment in the Company. Subscriber acknowledges that any forecasted financial data which may have been given to Subscriber is for illustration purposes only and no assurance is given that actual results will correspond with the results contemplated in any such data.

                  (e) OPPORTUNITIES FOR ADDITIONAL INFORMATION. Subscriber acknowledges that Subscriber has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of Subscriber's personal knowledge of the Company's affairs, Subscriber has asked such questions and received answers to the full satisfaction of Subscriber, and Subscriber desires to invest in the Company. Subscriber has been advised and acknowledges that no federal or state agency has made any finding or determination as to the fairness or merits of an investment in the Company, and that no such agency has made any recommendation or endorsement whatsoever with respect to such an investment.

                  (f) NO FEDERAL OR STATE REGISTRATION OF THE SHARES / LIMITATIONS OF TRANSFERS. Subscriber has been advised and acknowledges that the issuance of the Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemption(s) from registration promulgated thereunder, including Section 4(2) thereunder and Rule 505 of Regulation D promulgated by the Securities and Exchange Commission (the "SEC"). Subscriber also acknowledges that the issuance of the Shares will not be registered under the securities laws of any state. Consequently, Subscriber agrees that the Shares cannot be resold unless they are regulated under the 1933 Act and applicable state securities laws, or unless an exemption from such registration requirements is available. Subscriber has been advised and acknowledges that although the Company may hereafter register offers and sales of its securities under the 1933 Act, the Company is under no obligation to take any action necessary in order to register any Shares or make available any exemption for the transfer of the Shares without registration.

                  (g) LEGENDS ON STOCK CERTIFICATES. Subscriber has been advised and agrees that there will be placed on the certificates representing the Shares, or any substitution(s) thereof, a legend stating in substance the following (and including any restrictions or conditions that may be required by any applicable state law), and Subscriber has been advised and further agrees that the Company will refuse to permit the transfer of the Shares out of Subscriber's name in the absence of compliance with the terms of such legend:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws, and except as provided below, such securities may not be sold, pledged, transferred, assigned or otherwise disposed of except in accordance with such Act and the rules and regulations thereunder and in accordance with applicable state securities laws. On and after December 1, 2004 and prior to December 1, 2005, the corporation will allow transfer of such securities upon receipt of evidence satisfactory to the corporation that such transfer complies with the provisions of Rule 144

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                  under the Act. Thereafter, in the absence of knowledge by the corporation that such transfer would violate applicable securities laws, the corporation will allow transfer of such securities without qualification or restriction.

                  The corporation is authorized to issue shares of both common and preferred stock. The corporation will furnish without charge to each shareholder, on written request to the corporation at its principal place of business or registered office, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  (h) NO TRADING MARKET FOR THE SHARES / HIGH RISK INVESTMENT. Subscriber confirms that Subscriber has no need for liquidity in Subscriber's investment in the Company, and Subscriber understands that Subscriber may not be able to liquidate this investment in an emergency. Subscriber has been advised and acknowledges that there is only a limited public trading market for the Shares on the OTCBB. Subscriber is aware that Subscriber's investment in the Company is speculative and involves a high degree of risk of loss arising from, among other things, substantial market, operational, competitive and other risks described in the Documents. Having made Subscriber's own evaluation of the risks associated with this investment, Subscriber has been advised and Subscriber is aware that Subscriber must bear the economic risks of a purchase of the Shares, including the risk of the total loss of such investment, indefinitely. Subscriber acknowledges that Subscriber's overall commitment to investments of the kind represented by an investment in the Company (including this investment) is reasonable in relation to Subscriber's net worth.

                  (i) ASSOCIATED INVESTOR STATUS. Subscriber is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the 1933 Act. For this purpose, Subscriber understands that an "accredited investor" includes:

                  (A)      any INDIVIDUAL who:

                           (1) has a net worth (individually or jointly with spouse) in excess of $1 million; or

                           (2) has had an individual income in excess of $200,000 (or joint income with spouse in excess of $300,000) in each of the two most recent years and who reasonably expects the same income level for the current year; or

                           (3) is an executive officer or director of the Company who was not appointed to such position for the purpose of qualifying the Subscriber as an accredited investor; or

                  (B) any ENTITY in which all of the equity owners or partners are "accredited investors;" or

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                  (C)      any corporation or partnership with total assets in
                           excess of $5,000,000 that was not formed for the specific purpose of purchasing the securities subscribed hereunder.

                  (j) SUBSCRIBER'S AGE AND STATE OF RESIDENCE. If Subscriber is an individual, Subscriber is eighteen (18) years of age or older. Subscriber's current address is (and if Subscriber is an entity, Subscriber's state of incorporation or organization are) as set forth on the signature page hereof. If Subscriber is an entity which meets the classification set forth under Section 1(i)(B) above but does not satisfy Section 1(i)(C) above, each of Subscriber's equity owners and/or partners has the same state of residence as the Subscriber's state of organization, and none of Subscriber's equity owners and/or partners has any present intention of moving from such state of residency.

                  (k) SOPHISTICATED INVESTOR STATUS. Subscriber considers himself/herself/itself to be a sophisticated investor in companies similarly situated to the Company, and Subscriber has substantial knowledge and experience in financial and business matters (including knowledge of finance, securities and investments, generally, and experience and skill to investments based on actual participation) such that Subscriber is capable of evaluating the merits and risks of the prospective investment in the Company.

                  (l) PURCHASING SOLELY FOR INVESTMENT. Subscriber agrees that Subscriber shall purchase the Shares (A) solely for Subscriber's own account and not as nominee for, representative of, or otherwise on behalf of any other person, and (B) with the intention of holding such securities for investment, with no present intention of participating, directly or indirectly, in a subsequent public distribution of such securities unless registered under the 1933 Act and applicable state securities laws, or unless an exemption from such registration requirements is available. Subscriber shall not make any sale, transfer or other disposition of the Shares in violation of state or federal law.

                  (m) NO GENERAL SOLICITATION. Subscriber acknowledges that the Shares have not been offered to Subscriber by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (A) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (B) any seminar or meeting to which Subscriber was invited by any of the foregoing means of communications.

                  (n) NO COMMISSIONS OR SIMILAR FEES. In connection with the purchase of the Shares by Subscriber, Subscriber has not and will not pay, and has no knowledge of the payment of, any commission or other direct or indirect remuneration to any person or entity for soliciting or otherwise coordinating the purchase of such securities, except to such persons or entities as are duly licensed and/or registered to engage in securities offering and selling activities (or are exempt from such licensing and/or registration requirements) under applicable federal laws and the laws of the state(s) in which such activities have taken place in connection with the transaction contemplated by this Agreement.

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                  (o)      FUTURE SALES AND DILUTION. Subscriber is aware that
the Company may offer and sell additional shares of preferred stock or Common Stock in the future, thereby diluting Subscriber's percentage equity ownership of the Company.

                  (p) ENTITY SUBSCRIBERS. If Subscriber is a corporation or partnership, Subscriber is duly organized, validly existing, and in good standing under the laws of its state of organization, and has duly and validly taken all corporate, shareholder, partnership (as applicable) actions necessary to approve and authorize the execution of this Agreement, and to consummate the transactions contemplated hereby. Each of the representatives of Subscriber signing this Agreement has full power and authority to execute this Agreement in the indicated capacity and to consummate the transactions contemplated hereby.

                  (q) RELIANCE BY THE COMPANY. Subscriber understands and agrees that the Company, and all current and future shareholders of the Company are relying on the agreements and representations contained herein. Subscriber understands fully the meaning and legal consequences of the provisions herein, and agrees to indemnify and hold harmless the Company, and each other person, if any, subject to liability because of such person's connection with the Company, against all actions, claims, losses, damages and liabilities arising out of or based upon any false representation or warranty herein, or any breach of the undersigned of any provision hereof, and to reimburse the Company and each such other person for any legal and other expenses incurred by the Company and each such other person in connection with investigating, defending, and, if appropriate, settling any action, claim, loss, damage or liability.

         2. MISCELLANEOUS. Each of Subscriber and the Company understands and agrees that (a) this Agreement is binding upon and inure to the benefit of the parties hereto and their successors/heirs and permitted assigns; (b) this Agreement may not be assigned or transferred by Subscriber except upon the prior written consent of the Company; (c) this Agreement will be governed and construed in accordance with the laws of the State of South Carolina; and (d) when executed and delivered, this Agreement shall constitute the valid and binding obligation of Subscriber, enforceable in accordance with its terms and conditions, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws effecting creditors' rights generally and by principles of equity.

         3. POWERS AND AUTHORITY. Each of Subscriber and the Company hereby represents and warrants to the other that such party has full power and authority to execute, deliver and perform this Agreement and such party has obtained the requisite corporate, governmental, and third party approvals and consents necessary to enter into and perform this Agreement.

         4. COUNTERPARTS. This Agreement may be executed in multiple counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing such counterpart.

         5. SHAREHOLDERS AGREEMENT. Subscriber understands and agrees that as a precondition to the Company's transfer of the Shares to Subscriber as contemplated hereunder, Subscriber shall have executed and delivered to the Company a Shareholders Agreement

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(provided by the Company) placing substantial restrictions on Subscriber's ability to transfer the Shares.

         6. ENTIRE AGREEMENT. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and representations between the parties with respect thereto.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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IN WITNESS WHEREOF, Subscriber has executed this Agreement as of the date set forth opposite Subscriber's signature below.

Number of Subscribed Shares:                    Name of Subscriber:
500,000                                         Liberty Union Life Assurance Corporation
--------------------------------------          -------------------------------------------
Subscription Price per Share:**$0.20**          Please PRINT or TYPE exact name(s) in which
                                                undersigned desires Shares to be registered

Aggregate Subscription Price:
(Subscribed Shares x $0.20)

                                                _______________________________________
                                                Signature of Subscriber*

$100,000.00
---------------------------------

                                                IF SUBSCRIBER IS AN ENTITY:

                                                By: /s/ Chris Mazur
                                                    ----------------------------------
                                                    (signature of authorized representative

                                                Print Name: Chris Mazur

                                                Title or Office: President

38-1744924                                      Corporate
----------------------------------              ------------------------------------------
Social Security or Federal Taxpayer             Please indicate form of ownership the undersigned
Identification Number of Subscriber the Shares  desires for (individual, joint tenant with right of survivorship, tenants in common)
30775 Barrington
--------------------------------------
Subscriber's Street Address
(P.O. Box Not Acceptable)

Madison Hts., MI  48071
------------------------------------
City/State/Zip Code

Area Code and Telephone Number
----------------------------------------

---------------------------------

* In case of joint tenants, each joint owner must sign.

The terms and conditions of the within and the foregoing Subscription and Funding Commitment Agreement are hereby accepted and agreed to by and on behalf of Integrated Business Systems and Services, Inc. as an immediate subscription for 250,000 Shares of Common Stock.

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.

By: /s/ George E. Mendenhall
    ------------------------------
Its: Chief Executive Officer

Date: December 4, 2003

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